    As filed with the Securities and Exchange Commission on November 4, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         DSC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              54-1025763
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
        incorporation or organization)


             1000 COIT ROAD                                75075
              PLANO, TEXAS                               (Zip Code)
(Address of principal executive offices)

                         DSC COMMUNICATIONS CORPORATION
       1997 NON-EMPLOYEE DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                GEORGE B. BRUNT
                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075
                                 (972) 519-3000
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                with a copy to:

                                DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 4500
                              DALLAS, TEXAS 75201

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
   BE REGISTERED (1)          REGISTERED               SHARE(2)                 PRICE (2)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                  400,000
per share                       Shares                $   24 3/8         $        9,750,000         $          2,955
--------------------------------------------------------------------------------------------------------------------
Preferred Stock                 400,000
Purchase Rights(3)              Rights                   N/A                       N/A                    N/A
====================================================================================================================

(1) Shares of common stock of DSC Communications Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the DSC Communications Corporation 1997 Non-Employee Directors Stock Option and Restricted Stock Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on October 28, 1997, as reported on the Nasdaq Stock Market.

(3) In accordance with rule 457(g), no additional registration fee is required in respect of Preferred Stock Purchase Rights.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (f) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

         (d)     The Company's Current Report on Form 8-K filed August 26,
                 1997;

         (e)     The Company's Current Report on Form 8-K filed November 3,
                 1997; and

         (f) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A dated October 27, 1981, including all amendments and reports filed for the purpose of updating such descriptions; and the description of the Company's Preferred Stock Purchase Rights as contained in the Company's Registration Statement on Form 8-A dated May 13, 1996, including all amendments and reports filed for the purpose of updating such descriptions.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's bylaws require that directors and officers be indemnified to the maximum extent permitted by law. The Company's Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

         Section 145 of the General Corporation Law of the State of Delaware provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings brought against such person by reason of the fact that such person is or was a director or an officer of the corporation when he is successful on the merits,
(ii) may be indemnified by the corporation for the expenses, judgments, fines, and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all circumstances, he is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses
(ii)
and (iii) above shall be made only upon order by a court or a determination by
(a) a majority of directors who are not parties to such action, (b) a majority vote of a committee consisting of such disinterested directors, (c) independent legal counsel in a written opinion if no such disinterested directors exist, or if such disinterested directors so direct, or (d) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate.

         The Company has purchased and currently has in force directors' and officers' liability insurance policies which cover certain liabilities of directors and officers arising out of claims based on certain acts or omissions by them in their capacity as directors or officers. The Company has entered into indemnification agreements with certain of its directors and executive officers. Each of these agreements, among other things, contractually obligates the Company to, under certain circumstances, indemnify the officer or director against certain expenses and liabilities arising out of legal proceedings which may be brought against such officer or director by reason of his status or service as a director or officer. In addition, in a related trust agreement (the "Trust Agreement"), the Company has provided $1 million to be held in trust by a third-party trustee to be used to satisfy the Company's obligations pursuant to the indemnification agreements which have been executed and any similar agreements which may be executed in the future. The Trust Agreement further provides that the Company's Board of Directors may, in its discretion, provide up to an additional $1 million to the trustee.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this Registration Statement:

Exhibit No.               Description
-----------               -----------

4.1 Rights Agreement, dated April 25, 1996 between the Company and Harris Trust and Savings Bank as rights agent (incorporated by reference to Exhibit No. 4 to the Company's Current Report on Form 8-K, Commission File No. 0-010018, dated May 9, 1996)

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit No. 3.4 to the Company's Annual Report on Form 10-K, Commission File No. 0-10018, dated March 31, 1997)

4.3 Indenture, dated August 12, 1997, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit No. 4.1 to the Company's Current Report on Form 8-K, Commission File No. 10018)

4.4 Registration Rights Agreement, dated as of August 12, 1997, among the Company, Goldman, Sachs & Co. and NationsBanc Capital Markets, Inc. (incorporated by reference to Exhibit No. 4.2 to the Company's Current Report on Form 8-K, Commission File No. 10018)

4.5      Form of Notes (included in Exhibit 4.3)

4.6      Company's 1997 Non-Employee Directors Stock Option and Restricted
         Stock Plan*

 5       Opinion of Baker & McKenzie*

23.1     Consent of Baker & McKenzie (See Exhibit 5)*

23.2     Consent of Ernst & Young LLP*

24 Power of Attorney (included on the signature page of the Registration Statement)*

----------------
* filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on November 3, 1997.


                                        DSC COMMUNICATIONS CORPORATION




                                        By:  /s/ James L. Donald
                                           -------------------------------------
                                             James L. Donald
                                             Chairman of the Board, President
                                             and Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes James L. Donald or Gerald F. Montry to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as each of them deems appropriate, and each such person hereby appoints James L. Donald or Gerald F. Montry as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Name                                      Title                                          Date
----                                      -----                                          ----
  /s/ James L. Donald                     Chairman of the Board, President,          November 3, 1997
---------------------------------         Chief Executive Officer, and
James L. Donald                           Director (Principal Executive
                                          Officer)



  /s/ Gerald F. Montry                    Senior Vice President, Chief               November 3, 1997
---------------------------------         Financial Officer and Director
Gerald F. Montry                          (Principal Financial Officer)



  /s/ Kenneth R. Vines                    Vice President, Finance (Principal         November 3, 1997
---------------------------------         Accounting Officer)
Kenneth R. Vines

Name                                      Title                                          Date
----                                      -----                                          ----
  /s/ Raymond J. Dempsey                  Director                                   November 3, 1997
---------------------------------
Raymond J. Dempsey


  /s/ Sir John Fairclough                 Director                                   November 3, 1997
---------------------------------
Sir John Fairclough

  /s/ James L. Fischer                    Director                                   November 3, 1997
---------------------------------
James L. Fischer


  /s/ Robert S. Folsom                    Director                                   November 3, 1997
---------------------------------
Robert S. Folsom


  /s/ William O. Hunt                     Director                                   November 3, 1997
---------------------------------
William O. Hunt

  /s/ Morton L. Topfer                    Director                                   November 3, 1997
---------------------------------
Morton L. Topfer

                                 EXHIBIT INDEX



 Exhibit No.     Description                                                                       Page
 -----------     -----------                                                                       ----
     4.1         Rights Agreement, dated April 25, 1996 between the Company and Harris
                 Trust and Savings Bank as rights agent (incorporated by reference to
                 Exhibit No. 4 to the Company's Current Report on Form 8-K, Commission File
                 No. 0-010018, dated May 9, 1996)

     4.2         Amended and Restated Bylaws of the Company (incorporated by reference to
                 Exhibit No. 3.4 to the Company's Annual Report on Form 10-K, Commission File
                 No. 0-10018, dated March 31, 1997)

     4.3         Indenture, dated August 12, 1997, between the Company and The Bank of New
                 York, as Trustee  (incorporated by reference to Exhibit No. 4.1 to the
                 Company's Current Report on Form 8-K, Commission File No. 10018)

     4.4         Registration Rights Agreement, dated as of August 12, 1997, among the Company,
                 Goldman, Sachs & Co. and NationsBanc Capital Markets, Inc. (incorporated by reference to Exhibit No. 4.2 to the  Company's Current Report on Form 8-K,
                 Commission File No. 10018)

     4.5         Form of Notes (included in Exhibit 4.3)

     4.6         Company's 1997 Non-Employee Directors Stock Option and Restricted Stock Plan*

     5           Opinion of Baker & McKenzie*

    23.1         Consent of Baker & McKenzie (See Exhibit 5)*

    23.2         Consent of Ernst & Young LLP*

    24           Power of Attorney (included on the signature page of the Registration
                 Statement)*

----------------
* filed herewith